                                                                    EXHIBIT 25.1

                                                                  CONFORMED COPY

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                                 HSBC BANK USA
              (Exact name of trustee as specified in its charter)

     New York                                     16-1057879
     (Jurisdiction of incorporation               (I.R.S. Employer
     or organization if not a U.S.                Identification No.)
     national bank)

     140 Broadway, New York, NY                   10005-1180
     (212) 658-1000
     (Address of principal executive offices)     (Zip Code)

                            Warren J. Tischler, SVP
                                 HSBC Bank USA
                                  140 Broadway
                         New York, New York 10005-1180
                              Tel: (212) 658-5167
           (Name, address and telephone number of agent for service)

                            MGC COMMUNICATIONS, INC.
                           MPOWER HOLDING CORPORATION
              (Exact name of obligor as specified in its charter)

         NEVADA                           4813               88-0360042
         DELAWARE                                            52-2232143
(State or other jurisdiction)  (Primary standard industrial  (I.R.S. employer
                               classification code number)   identification No.)

                          171 SULLY'S TRAIL, SUITE 202
                           PITTSFORD, NEW YORK 14534
                                 (716) 218-6550
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           13% Senior Notes due 2010
                        (Title of Indenture Securities)

                                    General


Item 1.  General Information.

                  Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                  State of New York Banking Department.

                  Federal Deposit Insurance Corporation, Washington, D.C.

                  Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                           Yes.

Item 2.  Affiliations with Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                           None

Item 16. List of Exhibits

Exhibit

T1A(i)                   (1)  Copy of the Organization Certificate of HSBC Bank
                              USA.

T1A(ii)                  (1)  Certificate of the State of New York Banking
                              Department dated December 31, 1993 as to the
                              authority of HSBC Bank USA to commence business as
                              amended effective on March 29, 1999.

T1A(iii)                      Not applicable.


T1A(iv)                  (1)  Copy of the existing By-Laws of HSBC Bank USA as
                              adopted on January 20, 1994 as amended on October
                              23, 1997.

T1A(v)                        Not applicable.

T1A(vi)                  (2)  Consent of HSBC Bank USA required by Section
                              321(b) of the Trust Indenture Act of 1939.

T1A(vii) Copy of the latest report of condition of the trustee (March 31, 2000), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)                     Not applicable.

T1A(ix)                       Not applicable.

(1) Exhibits previously filed with the Securities and Exchange Commission with registration No. 022-22429 and incorporated herein by reference thereto.

(1) Exhibit previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 21st day of June, 2000.



                                        HSBC BANK USA


                                        By: /s/ Frank J. Godino
                                            -------------------
                                            Frank Godino
                                            Vice President

                                                               EXHIBIT T1A (vii)

                                Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                                Federal Deposit Insurance Corporation
                                OMB Number: 3064-0052
                                Office of the Comptroller of the Currency
                                OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL        Expires March 31, 2000
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                                Please refer to page i,
                                Table of Contents, for
                                the required disclosure
                                of estimated burden.                           1

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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES - FFIEC 031
                                                                   (19980930)
REPORT AT THE CLOSE OF BUSINESS MARCH 31, 2000                     -----------
                                                                   (RCRI 9999)

This report is required by law; 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
   ---------------------------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Gerald A. Ronning
----------------------------------------------
Signature of Officer Authorized to Sign Report

10/25/99
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Date of Signature

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions. Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Malcolm Burnett
-----------------------
Director (Trustee)

/s/ Bernard J. Kennedy
-----------------------
Director (Trustee)

/s/ Sal H. Alfieri
-----------------------
Director (Trustee)

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SUBMISSION OF REPORTS

Each Bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation
    (EDS), by modern or computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

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FDIC Certificate Number     0 0 5 8 9
                           -----------
                           (RCRI 9030)

http://WWW.BANKING.US.HSBC.COM
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Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)
(Example: www.examplebank.com)

HSBC Bank USA
--------------------------------------------------------------------
Legal Title of Bank (TEXT 9010)

Buffalo
--------------------------------------------------------------------
City (TEXT 9130)

N.Y.                                       14203
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State Abbrev. (TEXT 9200)           ZIP Code (TEXT 9220)

  Board of Governors of the Federal Reserve System, Federal Deposit Insurance
             Corporation, Office of the Comptroller of the Currency

                              REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
HSBC Bank USA                               of Buffalo
------------------------------------------------------
Name of Bank                                   City

in the state of New York, at the close of business March 31, 2000


ASSETS                                                                 Thousands
                                                                      of dollars
Cash and balances due from depository institutions:
  Non-interest-bearing balances currency and coin................  $   1,782,196
  Interest-bearing balances......................................      4,782,003
  Held-to-maturity securities....................................   4,499,282.00
  Available-for-sale securities..................................     17,839,632
  Federal funds sold and securities purchased under agreements
    to resell....................................................      4,197,256

Loans and lease financing receivables:
  Loans and leases net of unearned income............ $36,999,408
  LESS: Allowance for loan and lease losses..........     617,243
  LESS: Allocated transfer risk reserve..............          --
  Loans and lease, net of unearned income, allowance, and
    reserve......................................................  $  36,382,165
  Trading assets.................................................      4,050,531
  Premises and fixed assets (including capitalized leases).......        735,144
Other real estate owned..........................................         13,256
Investments in unconsolidated subsidiaries and associated
  companies......................................................      2,516,144
Customers' liability to this bank on acceptances outstanding.....        230,270
Intangible assets................................................      2,970,294
Other assets.....................................................      2,272,287
Total assets.....................................................     82,270,460

LIABILITIES

Deposits:
   In domestic offices                                                                                                35,321,604
   Non-interest-bearing                                                                        6,101,526
   Interest-bearing                                                                           29,220,079
In foreign offices, Edge and Agreement subsidiaries, and IBFs                                                         20,030,877
   Non-interest-bearing                                                                          267,746
   Interest-bearing                                                                           19,763,131

Federal funds purchased and securities sold under agreements to repurchase                                             2,675,130
Demand notes issued to the U.S. Treasury                                                                               3,919,598
Trading Liabilities                                                                                                    2,697,191
Other borrowed money (including mortgage indebtedness and obligations under capitalized leases):
   With a remaining maturity of one year or less                                                                       3,012,797
   With a remaining maturity of more than one year through three years                                                   684,007
   With a remaining maturity of more than three years                                                                    528,409
Bank's liability on acceptances executed and outstanding                                                                 230,270
Subordinated notes and debentures                                                                                      1,648,341
Other liabilities                                                                                                      1,936,043
Total liabilities                                                                                                     72,684,267

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                                                                  -
Common Stock                                                                                                             205,000
Surplus                                                                                                                9,104,327
Undivided profits and capital reserves                                                                                   315,046
Net unrealized holding gains (losses) on available-for-sale securities                                                  (38,457)
Accumulated net gain (losses) on cash flow hedges                                                                              -
Cumulative foreign currency translation adjustments                                                                          277
Total equity capital                                                                                                   9,586,193
Total liabilities and equity capital                                                                                  82,270,460